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                                                                       EXHIBIT A

                              SETTLEMENT AGREEMENT

          This Settlement Agreement (this "Agreement") is made and entered into on April 3, 1995 by and among Craig Corporation, a Delaware corporation ("Craig"), and Dillon Investors, L.P., a Delaware partnership ("Dillon LP"), Roderick H. Dillon, Jr., an individual ("Dillon"), Roderick H. Dillon, Jr. Foundation, an Ohio trust ("Dillon Trust"), and Roderick H. Dillon, Jr.-IRA ("Dillon IRA"; and collectively with Dillon LP, Dillon Trust, and Dillon, the "Dillon Parties").

                                R E C I T A L S
                                - - - - - - - -

          1. Craig and Dillon LP are parties to a lawsuit filed by Dillon LP in the Court of Chancery of the State of Delaware in and for New Castle County (C.A. No. 13867) (the "Delaware Action").

          2. The Dillon Parties are parties to a lawsuit filed by Citadel Holding Corporation, a Delaware corporation ("Citadel"), in the United States District Court, Central District of California (Case No. CV-94-7735 R) (the "Federal Action," and collectively with the Delaware Action, the "Actions").

          3. Craig and the Dillon Parties desire to avoid the cost, expense and risk associated with further litigation with respect to the Actions.

          NOW, THEREFORE, in consideration of the foregoing and the provisions set forth below, the parties hereto agree as follows:

                                  ARTICLE ONE

                           SETTLEMENT OF THE ACTIONS

          1.1 In consideration of all the promises, conditions, and covenants set forth herein and subject to the provisions of this Agreement, and except for the obligations of the Dillon Parties hereunder, effective as of and conditioned upon consummation of the Closing (as defined below), Craig hereby forever releases, acquits, and discharges the Dillon Parties, Bradley C. Shoup ("Shoup"), Timothy M. Kelley ("Kelley"), Ralph V. Whitworth ("Whitworth") and Jordan M. Spiegel ("Spiegel"), and all of their past and present predecessors, successors, assigns, directors, employees, partners, agents, attorneys, affiliates, and parent and subsidiary corporations and partnerships (Shoup, Kelley, Whitworth, Spiegel, the Dillon Parties and such other persons are collectively referred to herein as the "Dillon Releasees"), of and from any and all manner of actions, causes of action, rights in law or in equity, suits, debts, liens, judgments, indebtedness, contracts, agreements, promises, liabilities, claims, cross-claims, demands, damages, losses, accounts, reckonings, obligations, interest, costs, or expenses, of any type, kind, or nature whatsoever, known or unknown, fixed or contingent, liquidated or unliquidated, claimed or unclaimed, whether based in contract, tort, or other legal, statutory, or equitable theory of recovery, each as though fully set forth at length herein, that Craig has or at anytime has had against the Dillon Releasees, or any of them, by reason of any matter, cause, act, omission, or thing whatsoever from the beginning of time through the Closing Date (as defined below), arising out of or in connection with (i) all claims asserted or that could have been asserted in, or arising out of the facts asserted or that could have been asserted in, the Actions, (ii) the initiation, prosecution and defense of the Actions, (iii) all claims asserted, that could have been asserted, or that relate in any way to, the securities of Citadel, including, without limitation, claims under the Securities

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Exchange Act of 1934, as amended, and the rules and regulations thereunder
(collectively, the "Exchange Act Laws"), and (iv) all claims asserted or that could have been asserted with respect to, or that relate in any way to, the purchase or ownership of the securities of Citadel by the Dillon Parties..

          1.2 In consideration of all the promises, conditions, and covenants set forth herein and subject to the provisions of this Agreement, and except for the obligations of Craig hereunder, effective as of and conditioned upon consummation of the Closing, the Dillon Parties hereby forever release, acquit, and discharge Craig and all of its past and present predecessors, successors, assigns, directors, employees, partners, agents, attorneys, affiliates, and parent and subsidiary corporations and partnerships (Craig and such other persons are collectively referred to herein as the "Craig Releasees"), of and from any and all manner of actions, causes of action, rights in law or in equity, suits, debts, liens, judgments, indebtedness, contracts, agreements, promises, liabilities, claims, cross-claims, demands, damages, losses, accounts, reckonings, obligations, interest, costs, or expenses, of any type, kind, or nature whatsoever, known or unknown, fixed or contingent, liquidated or unliquidated, claimed or unclaimed, whether based in contract, tort, or other legal, statutory, or equitable theory of recovery, each as though fully set forth at length herein, that the Dillon Parties, or any of them, have or at anytime have had against the Craig Releasees, or any of them, by reason of any matter, cause, act, omission, or thing whatsoever from the beginning of time through the Closing Date, arising out of or in connection with (i) all claims asserted or that could have been asserted in, or arising out of the facts asserted or that could have been asserted in, the Actions, (ii) the initiation, prosecution and defense of the Actions, (iii) all claims asserted, that could have been asserted, or that relate in any way to, the securities of Citadel, including, without limitation, claims under the Exchange Act Laws, and (iv) all claims asserted or that could have been asserted with respect to, or that relate in any way to, the purchase or ownership of the securities of Citadel by Craig.

          1.3 As used herein, the terms "Closing" and "Closing Date" shall mean the Closing and Closing Date, respectively, contemplated by the Stock Exchange and Settlement Agreement of even date herewith among Citadel and the Dillon Parties.

          1.4 It is understood and agreed that the parties hereto, and each of them, hereby expressly waive all rights under Section 1542 of the Civil Code of California, and any law or principle of similar effect of any state or territory of the United States. Said section reads as follows:

               "SECTION 1542. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          The advice of legal counsel has been obtained by each of the parties hereto prior to signing this Agreement.

          1.5 The parties hereto agree that they shall forthwith cause their respective Delaware trial counsel to apply to the Court of Chancery to vacate the trial date for the Delaware Action, currently set for April 18-21, 1995.
The parties further agree that, upon approval of the Court of Chancery to vacate the trial date, all discovery and pretrial proceedings in the Delaware Action will be stayed for a period of 30 days from the date hereof. Upon the expiration of such 30 days, in the absence of either the Closing or an agreement of the parties hereto to a further stay of proceedings, the parties shall forthwith

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cause their respective counsel jointly to confer, to the extent necessary, with the Court of Chancery to establish a schedule for completion of discovery and other pretrial proceedings and the fixing of a new trial date at the earliest time consistent with the discovery requirements and the Court's calendar.

          1.6 Craig and the Dillon Parties hereby authorize and direct their respective attorneys to execute and file on the Closing Date stipulations for dismissal with prejudice of the Delaware Action, and such actions at such time shall be a term of this Agreement.

          1.7 This Agreement constitutes the compromise, settlement and release of disputed claims, denials and defenses made or that could have been made by Craig or the Dillon Parties, or any of them, and is being entered into solely for the purpose of avoiding the burdens, inconveniences and expenses of further litigation and disputes between the parties with respect to the Actions. Therefore, this Agreement is not to be, and shall never be construed or deemed to be, an admission or concession by Craig or the Dillon Parties, or any of them, of liability or culpability, or lack thereof, at any time for any purpose concerning the Actions hereby compromised, settled and released. Further, nothing contained herein or in any form of communication between Craig and the Dillon Parties, their respective attorneys and representatives, or any of them, pertaining to the consummation of this Agreement or the compromise, settlement and releases reflected herein shall be construed or deemed to be an admission or concession of liability or culpability, or lack thereof, by Craig or the Dillon Parties, or any of them , concerning such matters.

                                  ARTICLE TWO

                       AGREEMENT NOT TO ELECT TO CONVERT

                  CITADEL HOLDING CORPORATION PREFERRED STOCK

          2.1 As further consideration of all the promises, conditions, and covenants set forth herein and subject to the provisions of this Agreement, Craig hereby covenants that, prior to February 4, 1996, Craig will not, absent the approval of a majority of the outstanding shares of common stock of Citadel, exercise its right to tender any share or shares of the 3% Cumulative Voting Convertible Preferred Stock (the "Preferred Stock") of Citadel, for conversion into common stock of Citadel pursuant to Section 7 of the Certificate of Designation of the Preferred Stock. Craig further agrees to obtain from any transferee of any shares of Preferred Stock an undertaking to the same effect as this and the preceding sentence. Effective as of the Effective Date (as defined below), Craig will enter into an agreement with Citadel to the effect of this
Section 2.1.

                                 ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

          3.1  Mutual Representations and Warranties.  Each party hereby
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represents and warrants to the others as follows:

          (a) Each party that is a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and is duly qualified and authorized to do business in the State of California. Each party that is a partnership is a partnership duly formed, validly existing and in good standing as a partnership under the laws of its state of organization. Each party that is a trust is a trust duly created, and validly existing as a trust under the laws of the state under which it was created.

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          (b) It has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is its or his (as applicable) valid and binding agreement, enforceable against it or him in accordance with its terms (as to Craig, its representation in this sentence is limited solely to Section 1.5 until the Effective Date, at which time this representation shall apply to the entire Agreement).

          (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) its charter or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is party or by which it or its properties are bound, (ii) any judgment, decree, order or award of any court, governmental body or arbitrator to which it is subject, or (iii) any law, rule or regulation applicable to it.

          (d) It or he (as applicable) has carefully read the entirety of this Agreement, knows and understands the contents hereof, and enters into this Agreement in good faith, freely and voluntarily without undue influence, coercion, fraud or duress.

          (e) It or he (as applicable) has not sold, assigned, pledged, hypothecated or otherwise transferred any of its or his interests in the Actions, or either of the Actions, or any claim released hereby, to any other person or entity.

          3.2  Bring-Down and Survival of Representations and Warranties.  All
               ---------------------------------------------------------
representations, warranties and agreements of each party hereto shall be deemed to have been given again on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and shall survive the Closing.

                                  ARTICLE FOUR

                                OTHER AGREEMENTS

          4.1  Further Assurances.  Each party hereto shall promptly execute and
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deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

                                  ARTICLE FIVE

                                 MISCELLANEOUS

          5.1  Notices.  All notices, requests, demands and other communications
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hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to the Dillon Parties:       21 East State Street, Suite 1410
                                Columbus, Ohio  43215-4228
                                Telecopy:  (614) 222-4224
                                Attention:  Roderick H. Dillon, Jr.

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If to Craig:                    Craig Corporation
                                550 S. Hope St.
                                Los Angeles, California 90071
                                Telecopy:  (213) 239-0555
                                Attention:  President

          5.2   Assignability and Parties in Interest.  This Agreement shall not
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be assignable by any of the parties.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

          5.3  Governing Law.  This Agreement shall be governed by, and
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construed and enforced in accordance with, the internal substantive law, and not the law pertaining to conflicts or choice of law, of the State of California.

          5.4  Counterparts.  This Agreement may be executed in several
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counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          5.5  Complete Agreement.  This Agreement is an integrated agreement
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containing the entire agreement among the parties with respect to the subject matter hereof and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

          5.6  Modifications, Amendments and Waivers.  This Agreement may be
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modified, amended or otherwise supplemented only by a writing signed by the party against whom it is sought to be enforced. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

          5.7  No Third Party Beneficiaries.  Except as expressly provided in
               ----------------------------
Sections 1.1 and 1.2 hereof, there are no third party beneficiaries under this Agreement or intended by any party hereto.

          5.8  Expenses.  Each party hereto shall bear its own costs and
               --------
expenses, including, without limitation, attorneys' fees, incurred in connection with the Delaware Action and this Agreement.

          5.9  Contract Interpretation; Construction of Agreement.
               --------------------------------------------------

          (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Article, section, party and recital references are to this Agreement unless otherwise stated.

          (b) None of the parties hereto, nor their respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party.

          5.10  Effectiveness of Agreement.  The "Effective Date" shall be the
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later to occur of (i) the date on which Citadel notifies Dillon in writing that
Citadel's Board of Directors has approved the Stock Exchange and Settlement Agreement of even date herewith among Citadel and the Dillon Parties or (ii) the date on which Craig notifies Dillon in writing

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that Craig's Board of Directors has approved this Agreement; provided, however, that if the Effective Date does not occur on or before April 13, 1995, then this Agreement shall automatically terminate at 11:59 p.m., Los Angeles time, on April 13, 1995 and shall thereafter have no legal force or effect whatsoever.

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


CRAIG CORPORATION,                       DILLON INVESTORS, L.P.,
A DELAWARE CORPORATION                   A DELAWARE PARTNERSHIP

By: /s/ S. Craig Tompkins                By: /s/ Roderick H. Dillon, Jr.
   ______________________________           ________________________________
Title: President                         Title: General Partner


                                         RODERICK H. DILLON, JR. FOUNDATION,
                                         AN OHIO TRUST

                                         By: /s/ Roderick H. Dillon, Jr.
                                            ________________________________
                                         Title: Trustee
                                               _____________________________


                                         RODERICK H. DILLON, JR.-IRA


                                         By: /s/ Roderick H. Dillon, Jr.
                                             ---------------------------------
                                                 Roderick H. Dillon, Jr.


                                             /s/ Roderick H. Dillon, Jr.
                                             ---------------------------------
                                                 Roderick H. Dillon, Jr.

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